CONSENT OF INDEPENDENT AUDITORS'



Beryllium International Corporation
Salt Lake City, Utah

We consent to the use in this Registration Statement of Beryllium International Corporation on Form 10-K, of our report dated October 23, 2000 for Beryllium International Corporation for the years ended March 31, 2000 and 1999, which are part of this Registration Statement, and to all references to our firm included in this Registration Statement.

/s/ HJ & Associates, LLC

HJ & Associates, LLC
Salt Lake City, Utah
October 27, 2000